Exhibit 99.1

News Release | May 20, 2021

Wells Fargo to Liquidate Central Fidelity Capital Trust I and Wachovia Capital Trust II Resulting in the Cancellation of Capital Securities and Distribution of Underlying Debentures to Holders

SAN FRANCISCO – May 20, 2021 – Wells Fargo & Company (NYSE: WFC) today announced that on June 21, 2021 (the “Liquidation Date”), (i) Central Fidelity Capital Trust I will be liquidated, the Floating Rate Capital Trust Pass-through Securities (the “Central Fidelity Capital Securities”) and the Floating Rate Common Securities (the “Central Fidelity Common Securities”) issued by Central Fidelity Capital Trust I will be canceled, and the Floating Rate Junior Subordinated Debt Securities, Series A due April 15, 2027 (the “Central Fidelity Debentures”), issued by Wells Fargo & Company, as successor to Central Fidelity Banks, Inc., and currently held by Central Fidelity Capital Trust I will be distributed pro rata to the holders of the Central Fidelity Capital Securities and Central Fidelity Common Securities, all in accordance with the amended and restated declaration of trust of Central Fidelity Capital Trust I and (ii) Wachovia Capital Trust II will be liquidated, the Floating Rate Capital Securities (the “Wachovia Capital Securities” and, together with the Central Fidelity Capital Securities, the “Capital Securities”) and the Common Securities (the “Wachovia Common Securities” and, together with the Central Fidelity Common Securities, the “Common Securities”) issued by Wachovia Capital Trust II will be canceled, and the Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the “Wachovia Debentures” and, together with the Central Fidelity Debentures, the “Debentures”), issued by Wells Fargo & Company, as successor to Wachovia Corporation, and currently held by Wachovia Capital Trust II will be distributed pro rata to the holders of the Wachovia Capital Securities and Wachovia Common Securities, all in accordance with the amended and restated declaration of trust of Wachovia Capital Trust II.

On the Liquidation Date, each $1,000 in liquidation amount of the Capital Securities will be exchanged for $1,000 principal amount of the corresponding series of Debentures, and the principal amount of the Debentures that is distributed to Wells Fargo & Company, as the holder of Common Securities, will be extinguished. The following table sets forth information concerning the Capital Securities that will be canceled, and the corresponding Debentures that will be exchanged for those Capital Securities, on the Liquidation Date.

Capital Securities	CUSIP	Debentures	CUSIP

Central Fidelity Capital Trust I Floating Rate Capital Trust Pass-through Securities	15346WAC4	Wells Fargo & Company Floating Rate Junior Subordinated Debt Securities, Series A due April 15, 2027	949746TF8

Wachovia Capital Trust II Floating Rate Capital Securities	929768AA7	Wells Fargo & Company Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027	949746TG6

No action by the holders of the Capital Securities is required in order to effect the cancellation of the Capital Securities and the distribution of the Debentures. The exchange of the Capital Securities for the Debentures will be effected by The Bank of New York Mellon, as the property trustee for Central Fidelity Trust I and Wachovia Capital Trust II, and as the trustee

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under the indenture pursuant to which the Debentures were issued, through the facilities and following the procedures of The Depository Trust Company.

The next scheduled interest payment on each series of Debentures after the Liquidation Date will include any accrued and unpaid distributions on the corresponding series of Capital Securities.

About Wells Fargo

Wells Fargo & Company is a leading financial services company that has approximately $1.9 trillion in assets and proudly serves one in three U.S. households and more than 10% of all middle market companies in the U.S. We provide a diversified set of banking, investment, and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 30 on Fortune’s 2020 rankings of America’s largest corporations. In the communities we serve, the company focuses its social impact on building a sustainable, inclusive future for all by supporting housing affordability, small business growth, financial health, and a low-carbon economy.

Contact Information

Media

Peter Gilchrist, 704-715-3213

peter.gilchrist@wellsfargo.com

Investor Relations

Tanya Quinn, 415-396-7495

tanya.quinn@wellsfargo.com

News Release Category: WF-CF

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